THE ADVISORS' INNER CIRCLE FUND II
                      THE HANCOCK HORIZON FAMILY OF FUNDS
                                   SCHEDULE A

                            AS AMENDED MAY 19, 2015
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                                     CLASS OF SHARES           FEES
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Government Money Market Fund                  Class A Shares            0.25%
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Core Bond Fund                                Class C Shares            0.75%
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Value Fund                                    Class C Shares            0.75%
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Growth Fund                                   Class C Shares            0.75%
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Burkenroad Small Cap Fund                     Class D Shares            0.25%
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Diversified International Fund                Class C Shares            0.75%
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Quantitative Long/Short Fund                  Class C Shares            0.75%
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Louisiana Tax-Free Income Fund                Class C Shares            0.75%
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Mississippi Tax-Free Income                   Class C Shares            0.75%
Fund
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Diversified Income Fund                       Class C Shares            0.75%
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U.S. Small Cap Fund                           Class C Shares            0.75%
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Dynamic Asset Allocation Fund                 Class C Shares            0.75%
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International Small Cap Fund                  Class C Shares            0.75%
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Microcap Fund                                 Class C Shares            0.75%
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